Exhibit 3.1
AMENDED AND RESTATED BYLAWS
(as adopted on September 15, 2014)
OF
FEI COMPANY
ARTICLE 1 SHAREHOLDERS
1.1Annual Meeting. The annual meeting of the shareholders shall be held on the third Wednesday in May of each year at the hour of 10:00 a.m., unless a different date and time are fixed by the Board of Directors and stated in the notice of the meeting. If the day fixed for the annual meeting is a legal holiday, the meeting shall be held on the next succeeding business day. The failure to hold an annual meeting at the time stated herein shall not affect the validity of any corporate action.
1.2Special Meetings. Special meetings of the shareholders may be called by the Chairman, President or by the Board of Directors and shall be called by the President (or in the event of absence, incapacity or refusal of the President, by the Secretary or any other officer) at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting. The requesting shareholders shall sign, date and deliver to the Secretary a written demand describing the purpose or purposes for holding the special meeting.
1.3Place of Meetings. Meetings of the shareholders shall be held at the principal business office of the corporation or at such other places within or without the State of Oregon, as may be determined by the Board of Directors.
1.4Notice of Meetings. Written notices stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed (postage prepaid) or otherwise delivered to each shareholder entitled to vote at the meeting at the shareholder's address shown in the corporation's current record of shareholders not less than 10 nor more than 60 days before the date of the meeting. Any previously scheduled meeting of the shareholders called by or at the direction of Board of Directors may be postponed, and (unless the Articles of Incorporation or applicable law otherwise provide) any such meeting of the shareholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of shareholders.
1.5Waiver of Notice. A shareholder may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. The waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the corporation for inclusion in the minutes for filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. The shareholder's attendance also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
1.6Record Date.
(a)For the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting or to vote or to take any other action, the Board of Directors of the corporation may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days nor less than ten days before the meeting or action requiring a determination of shareholders. The record date shall be the same for all voting groups.
(b)A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
(c)If a court orders a meeting adjourned to a date more than 120 days after the date fixed for the original meeting, it may provide that the original record date continue in effect or it may fix a new record date.
1.7Shareholders' List for Meeting. After a record date for a meeting is fixed, the corporation shall prepare an alphabetical list of the names of all its shareholders entitled to notice of a shareholders' meeting. The list must be arranged by voting group and within each voting group by class or series of shares and show the address of and number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders' list available at the meeting, and any shareholder or the shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholder's list does not affect the validity of action taken at the meeting.

1.8Quorum: Adjournment. Shares entitled to vote may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter constitutes a quorum for action on that matter. If, however, such quorum is not present or represented at any meeting of the shareholders, then either (i) the Chairman of the meeting or (ii) the shareholders by the vote of the holders of a majority of votes present in person or represented by proxy at the meeting, shall have power to adjourn the meeting to a different time and place without further notice to any shareholder of any adjournment except that notice is required if a new record date is or must be set for the new meeting. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.
1.9Voting Requirements: Action Without Meeting. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the shares entitled to vote favoring the action exceed the votes cast opposing the act on, unless a greater number of affirmative votes is required by law or the Articles of Incorporation. Directors are elected by a plurality of votes cast by the shares entitled to vote in an election at a meeting at which a quorum is present. Action required or permitted by law to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Action taken under this section is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. If the law requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the corporation must give its nonvoting shareholders written notice of the proposed action at least 10 days before the action is taken. The notice must contain or be accompanied by the same material that, under the Oregon Business Corporations Act, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.
1.10Proxies.
(a)A shareholder may vote shares in person or by proxy by signing an appointment, either personally or by the shareholder's designated officer, director, employee, agent, or attorney-in-fact. A written proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the person. An appointment of a proxy shall be effective when received by the Secretary or other officer of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided for in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.
(b)The death or incapacity of the shareholder appointing a proxy shall not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer authorized to tabulate votes before the proxy exercises the proxy's authority under the appointment.
1.11Advance Notice of Shareholder Nominees and Shareholder Business.
(a)Advance Notice of Shareholder Business.
At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation's proxy materials with respect to such meeting, (B) by or at the direction of the Board of Directors, or (C) by a shareholder of the corporation who (1) is a shareholder of record at the time of the giving of the notice required by this Section 1.11(a) and on the record date for the determination of shareholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 1.11(a). In addition, for business to be properly brought before an annual meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to these bylaws and applicable law. For the avoidance of doubt, clause (C) above shall be the exclusive means for a shareholder to bring business before an annual meeting of shareholders.

(i)To comply with clause (C) of Section 1.11(a) above, a shareholder's notice must set forth all information required under this Section 1.11(a) and must be timely received by the secretary of the corporation. To be timely, a shareholder's notice must be received by the secretary at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year's annual meeting, then, for notice by the shareholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder's notice as described in this Section 1.11(a)(i). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).
(ii)To be in proper written form, a shareholder's notice to the secretary must set forth as to each matter of business the shareholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation's books, of the shareholder proposing such business and any Shareholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the shareholder or any Shareholder Associated Person and any derivative positions held or beneficially held by the shareholder or any Shareholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, (5) any material interest of the shareholder or a Shareholder Associated Person in such business to be brought before the meeting, and (6) a statement whether either such shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a shareholder's notice to the secretary must be supplemented not later than ten days following the record date for notice of the meeting to disclose the information contained in clauses (3) and (4) above as of the record date for notice of the meeting. For purposes of this Section 1.11, a “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).
(iii)Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 1.11(a) and, if applicable, Section 1.11(b). In addition, business proposed to be brought by a shareholder may not be brought before the annual meeting if such shareholder or a Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 1.11(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.
(b)Advance Notice of Director Nominations at Annual Meetings.
Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 1.11(b) shall be eligible for election or re-election as directors at an annual meeting of shareholders. Nominations of persons for election or re-election to the Board of Directors of the corporation shall be made at an annual meeting of shareholders only (A) by or at the direction of the Board of Directors or (B) by a shareholder of the corporation who (1) was a shareholder of record at the time of the giving of the notice required by this Section 1.11(b) and on the record date for the determination of shareholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 1.11(b). In addition to any other applicable requirements, for a nomination to be made by a shareholder, the shareholder must have given timely notice thereof in proper written form to the secretary of the corporation.

(i)To comply with clause (B) of Section 1.11(b) above, a nomination to be made by a shareholder must set forth all information required under this Section 1.11(b) and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time set forth in, and in accordance with, the final three sentences of Section 1.11(a)(i) above.
(ii)To be in proper written form, such shareholder's notice to the secretary must set forth:
(1)as to each person (a “nominee”) whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, (F) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Oregon law with respect to the corporation and its shareholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected or re-elected, as the case may be); and
(2)as to such shareholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of Section 1.11(a)(ii) above, and the supplement referenced in the second sentence of Section 1.11(a)(ii) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such shareholder or Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation's voting shares reasonably believed by such shareholder or Shareholder Associated Person to be necessary to elect or re-elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).
(iii)At the request of the Board of Directors, any person nominated by a shareholder for election or re-election as a director must furnish to the secretary of the corporation (1) that information required to be set forth in the shareholder's notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person's nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such shareholder's nomination shall not be considered in proper form pursuant to this Section 1.11(b).
(iv)Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of shareholders unless nominated in accordance with the provisions set forth in this Section 1.11(b). In addition, a nominee shall not be eligible for election or re-election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(c)Advance Notice of Director Nominations for Special Meetings.
(i)For a special meeting of shareholders at which directors are to be elected or re-elected, nominations of persons for election or re-election to the Board of Directors shall be made only (1) by or at the direction of the Board of Directors or (2) by any shareholder of the corporation who (A) is a shareholder of record at the time of the giving of the notice required by this Section 1.11(c) and on the record date for the determination of shareholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 1.11(b)(ii) and (b)(iii) above. To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected or re-elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a shareholder in accordance with the notice procedures set forth in this Section 1.11(c). In addition, a nominee shall not be eligible for election or re-election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.
(ii)    The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.
(d)Other Requirements and Rights.
In addition to the foregoing provisions of this Section 1.11, a shareholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11, including, with respect to business such shareholder intends to bring before the annual meeting that involves a proposal that such shareholder requests to be included in the corporation's proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in this Section 1.11 shall be deemed to affect any right of the corporation to omit a proposal from the corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.
1.12Organization. Meetings of shareholders shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence by the Vice Chairman of the Board of Directors, if any, or in his or her absence by the President, if any, or in his or her absence by an Executive Vice President, if any, or in his her absence by a Senior Vice President, if any, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a Chairman designated by the Board of Directors, or in the absence of such designation by a Chairman chosen at the meeting by the vote of a majority in interest of the shareholders present in person or represented by proxy and entitled to vote thereat. The Secretary, or in his or her absence, an Assistant Secretary, or, in the absence of the Secretary and all Assistant Secretaries, a person whom the Chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.
The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the Chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.
1.13Inspectors of Election. Before any meeting of shareholders, the Board of Directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the Chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

Such inspectors shall:
(a)determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;
(b)receive votes, ballots or consents;
(c)hear and determine all challenges and questions in any way arising in connection with the right to vote;
(d)count and tabulate all votes or consents;
(e)determine when the polls shall close;
(f)determine the result; and
(g)do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.
The inspector(s) of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. In determining the validity and counting of proxies and ballots cast at any meeting of shareholders of the corporation, the inspector or inspectors may consider such information as is permitted by applicable law. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
ARTICLE II BOARD OF DIRECTORS
2.1Duties of Board of Directors. All corporate powers shall be exercised by or under the authority of and the business and affairs of the corporation shall be managed by its Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon them, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not required by the ORS, the Articles of Incorporation, or these Bylaws to be exercised or done by the shareholders.
2.2Number, Election and Qualification. The number of directors of the corporation shall be at least six and no more than eleven. The shareholders or Board of Directors may periodically change the number of directors. The directors shall hold office until the next annual meeting of shareholders, unless the terms are staggered in accordance with the Articles of Incorporation, and until their successors shall have been elected and qualified, until earlier death, resignation or removal or until there is decrease in the number of directors. Directors need not be residents of the State of Oregon or shareholders of the corporation. The number of directors may be increased or decreased from time to time by amendment to the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.
2.3Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Oregon, for the holding of additional regular meetings without other notice than the resolution.
2.4Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman, President or by a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix the time of the special meeting and any place, either within or without the State of Oregon, as the place for holding the special meeting of the Board of Directors called by them.
2.5Notice. Notice of the date, time and place of any special meetings of the Board of Directors shall be given in any manner reasonably likely to be received at least 24 hours prior to the meeting by any means provided by law, including by (a) personal delivery by hand or courier, (b) United States first-class mail, postage prepaid, (c) facsimile, or (d) electronic transmission. Neither the business to be transacted at, not the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
2.6Waiver of Notice. A director may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
2.7Quorum, Majority Vote. Unless otherwise set forth in these Bylaws or the Articles of Incorporation, a majority of the number of directors established in accordance with ORS Section 60.351 (or any successor section) shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law, the Articles of Incorporation or these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

2.8Meeting by Telephone Conference: Action Without Meeting.
(a)Members of the Board of Directors may hold a board meeting by conference telephone or other communications equipment by means of which all persons participating in the meeting can simultaneously hear each other. Participation in such a meeting shall constitute presence in person at the meeting.
(b)Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. The action shall be effective on the date when the last signature is placed on the consent or the date when the last electronic transmission is sent or at such earlier or later time as is set forth in the consent.
2.9Vacancies. Any vacancy, including a vacancy resulting from an increase in a number of directors, occurring on the Board of Directors may be filled by the shareholders, the Board of Directors or the affirmative vote of a majority of the remaining directors if less than a quorum of the Board of Directors or by a sole remaining director. If the vacant office is filled by the shareholders and was held by a director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill the vacancy. Any directorship not so filled by the directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders and until a successor shall be elected and qualified. A vacancy that will occur at a specific later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, and the new director shall take office when the vacancy occurs.
2.10Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
2.11Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be deemed to have assented to the action taken unless (a) the director's dissent to, or abstention from, the action is entered in the minutes of the meeting, (b) a written dissent or abstention to the action is filed with the presiding officer of the meeting before the adjournment thereof or forwarded by certified or registered mail or by electronic transmission to the Secretary of the corporation immediately after the adjournment of the meeting or (c) the director objects at the beginning of the meeting, or promptly upon arrival, to the holding of the meeting or transacting business at the meeting. The right to dissent or abstention shall not apply to a director who voted in favor of the action.
2.12Director Conflict of Interest.
(a)A transaction in which a director of the corporation has a direct or indirect interest shall be valid notwithstanding the director's interest in the transaction if (1) the material facts of the transaction and the director's interest are disclosed or known to the Board of Directors or a committee thereof and it authorizes, approves or ratifies the transaction; (2) the material facts of the transaction and the director's interest are disclosed or known to shareholders entitled to vote and they authorize, approve or ratify the transaction; or (3) the transaction is fair to the corporation.
(b)For purposes of Section 2.12(a)(1) above, a conflict of interest transaction may be authorized, approved or ratified if it receives the affirmative vote of a majority of directors or committee members thereof, who have no direct or indirect interest in the transaction. If such a majority of such members vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action.
(c)For purposes of Section 2.12(a)(2) above, a conflict of interest transaction may be authorized, approved or ratified by a majority vote of shareholders entitled to vote thereon. Shares owned by or voted under the control of a director, or an entity controlled by a director, who has a direct or indirect interest in the transaction may be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction.
(d)A director has an indirect interest in a transaction if another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction or another entity of which the director is a director, officer or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors of the corporation.
2.13Removal. The shareholders may remove one or more directors with or without cause at a meeting called expressly for that purpose, unless the Articles of Incorporation provide for removal for cause only. A director may be removed only if the number of votes cast to remove a director exceed the number cast not to remove the director. If a director is elected by a voting group of shareholders, only those shareholders may participate in the vote to remove the director.

2.14Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation to the Board of Directors, the Chairman or the corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. Such resignation shall be effective (a) on receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee, unless the notice specifies a later effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors and acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the Articles of Incorporation or these Bylaws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.
ARTICLE III COMMITTEES OF THE BOARD
3.1Appointment. Unless the Articles of Incorporation provide otherwise, the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two or more members, who serve at the pleasure of the Board of Directors. A majority of all directors in office must approve the creation of a committee and the appointment of its members. The creation of a committee, the delegation of authority to it or action by a committee shall not alone constitute compliance by a director with standards of conduct prescribed by law. No member of any committee shall continue to be a member thereof after ceasing to be a director of the corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any member thereof and to change the functions or terminate the existence thereof.
3.2Limitation on Powers of a Committee. A committee shall not have the authority of the Board of Directors in reference to: (a) authorizing distributions, except as set forth in subsection (g) below; (b) approving or proposing to shareholders actions that the law requires to be approved by shareholders; (c) filling vacancies on the Board of Directors or on any of its committees; (d) amending the Articles of Incorporation, except as provided in subsection (h) below; (e) adopting, amending or repealing the Bylaws; (f) approving a plan of merger not requiring shareholder approval; (g) authorizing or approving reacquisition of shares, except according to a formula or method prescribed by the Board of Directors, or (h) authorizing or approving the issuance or sale or contract for sale of shares, or determining the designation and relative rights, preferences and limitations of a class or series of shares, except where the Board of Directors has authorized a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board of Directors.
3.3Conduct of Meetings. Each committee shall conduct its meetings in accordance with the applicable provisions of these Bylaws relating to meetings and action without meetings of the Board of Directors. Each committee shall adopt any further rules regarding its conduct, keep minutes and other records and appoint subcommittees and assistants as it deems appropriate.
3.4Compensation. By resolution of the Board of Directors, committee members may be paid reasonable compensation for services on committees and their expenses of attending committee meetings.
ARTICLE IV OFFICERS
4.1Number. The Board of Directors at its first meeting following its election each year shall appoint a President and a Secretary. At this meeting, or at any other time, the Board of Directors may appoint one of its members as Chairman of the Board. Other officers and assistant officers as may be deemed necessary or desirable may be appointed by the Board of Directors and shall have such powers and duties prescribed by the Board of Directors or the officer authorized by the Board of Directors to prescribe the duties of other officers. A duly appointed officer may appoint one or more officers or assistant officers if such appointment is authorized by the Board of Directors. Any two or more offices may be held by the same person.
4.2Appointment and Term of Office. The officers of the corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the appointment of officers shall not be held at the meeting, it shall be held as soon thereafter as is convenient. Each officer shall hold office until a successor shall have been duly appointed and shall have qualified or until the officer's death, resignation or removal in the manner hereinafter provided.
4.3Qualification. No officer need be a director, shareholder or Oregon resident.

4.4Resignation and Removal. An officer may resign at any time by giving written or electronic notice to the corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. A resignation is effective on receipt unless the notice specifies a later effective date. If the corporation accepts a specified later effective date, the Board of Directors may fill the pending vacancy before the effective date but the successor may not take office until the effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors and acceptance of such resignation shall not be necessary to make it effective. Any officer appointed by the Board of Directors may be removed from the officer position at any time with or without cause. Appointment of an officer shall not of itself create contract rights. Removal or resignation of an officer shall not affect the contract rights, if any, of the corporation or the officer.
4.5Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.
4.6Chairman of the Board. The Chairman of the Board of Directors, who will not be an officer of the corporation, shall, if present, preside at all meetings of the Board of Directors and shareholders; and may call meetings of the shareholders and also of the Board of Directors to be held, subject to the limitations prescribed by law or by these Bylaws, at such times and at such places as the Chairman of the Board of Directors may deem proper. The Chairman of the Board of Directors will exercise and perform such other duties as may be prescribed from time to time by the Board of Directors. The Chairman of the Board of Directors is selected by, and will report to, the Board of Directors. In the absence of a Chairman of the Board of Directors, the directors then present shall select one member to act as Chairman of each meeting.
4.7President. Unless otherwise determined by the Board of Directors, the President shall be the chief executive officer of the corporation and shall be in general charge of its business and affairs, subject to the control of the Board of Directors. The President shall from time to time report to the Board of Directors all matters within the President's knowledge affecting the corporation that should be brought to the attention of the board. The President shall have authority to vote all shares of stock in other corporations owned by the corporation and to execute proxies, waivers of notice, consents and other instruments in the name of the corporation with respect to such stock and has authority to delegate this authority to any other officer. The President shall perform such other duties as may be prescribed by the Board of Directors. The President has authority to sign stock certificates representing the shares of the corporation.
4.8Secretary. The Secretary shall keep the minutes of all meetings of the directors and shareholders and shall have custody of the minute books and other records pertaining to the corporate business. The Secretary shall countersign all stock certificates and other instruments requiring the seal of the corporation and shall perform such other duties assigned by the Board of Directors.
4.9Vice President. Each Vice President shall perform duties and responsibilities prescribed by the Board of Directors or the President. The Board of Directors or the President may confer a special title upon a Vice President.
4.10Treasurer. The Treasurer shall keep correct and complete records of accounts showing the financial condition of the corporation. The Treasurer shall be legal custodian of all moneys, notes, securities and other valuables that may come into the possession of the corporation. The Treasurer shall deposit all funds of the corporation that come into the Treasurer's hands in depositories that the Board of Directors may designate. The Treasurer shall pay the funds out only on the check of the corporation signed in the manner authorized by the Board of Directors. The Treasurer shall perform such other duties as assigned by the Board of Directors may require.
ARTICLE V INDEMNIFICATION
5.1Directors and Officers. The corporation shall indemnify to the fullest extent not prohibited by law any current or former officer or director who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was acting as a director, officer or agent of the corporation or as a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The indemnification specifically provided hereby shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the official capacity of the person indemnified and as to action in another capacity while holding such office.
5.2Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the ORS.

5.3No Presumption of Bad Faith. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that the person had reasonable cause to believe that the conduct was unlawful.
5.4Advances of Expenses. The expenses incurred by a director or officer in any proceeding shall be paid by the corporation in advance at the request of the director or officer, in writing or by electronic transmission, if the director or officer:
(a)furnishes the corporation a written affirmation of such person's good faith belief that such person is entitled to be indemnified by the corporation; and
(b)furnishes the corporation a written undertaking to repay such advance to the extent that it is ultimately determined by a court that such person is not entitled to be indemnified by the corporation. Such advances shall be made without regard to the person's ability to repay such expenses and without regard to the person's ability to repay such expenses and without regard to the person's ultimate entitled to indemnification under this Article V or otherwise.
5.5Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances under this Article V shall be deemed to be contractual rights and to be effective to the same extent and as if provided for in a contract between the corporation and the director or officer who serves in such capacity at any time while this Article V and relevant provisions of the Act and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this Article V to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting a claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition when the required affirmation and undertaking have been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to a commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Act, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
5.6Non-Exclusivity of Rights. The right conferred on any person by this Article V shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the law.
5.7Survival of Rights. The right conferred on any person by this Article V shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
5.8Insurance. To the fullest extent permitted by the Act, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article V.
5.9Amendments. Any repeal of or modification or amendment to this Article V shall only be prospective and no repeal or modification hereof shall adversely affect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.
5.10Savings Clause. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the corporation shall indemnify each director, officer or other agent to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated, or by any other applicable law.
5.11Certain Definitions. For the purposes of this Article V, the following definitions shall apply:
(a)The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b)The term “expenses” shall be broadly construed and shall include without limitation, expense of investigations, judicial or administrative proceedings or appeals, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under Section 5.5 of this Article V, but shall not include amounts paid in settlement by the indemnified party or the amount of judgments or fines against the indemnified party.
(c)The term “corporation” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation if its separate existence had continued.
(d)References to a “director,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.
(e)References to “other enterprises” shall include employee benefit plans; references to “fines” in the Act shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involved services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article V.
ARTICLE VI ISSUANCE OF SHARES
6.1Certificate for Shares.
(a)Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed, either manually or in facsimile, by two officers of the corporation, at least one of whom shall be the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. All certificates or shares shall be consecutively numbered or otherwise identified.
(b)Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the Articles of Incorporation, the Bylaws, applicable securities laws, agreements among or between shareholders or any agreement to which the corporation is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction and that the corporation retains a copy of the restriction. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the designations, relative rights, preferences limitations of the shares of each class and series authorized to be issued and the authority of the Board of Directors to determine variations for future series or a statement of the existence of such designations, relative rights, preferences and limitations and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.
(c)The name and mailing address of the person to whom the shares represented thereby are issued with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. Each shareholder shall have the duty to notify the corporation of his or her mailing address. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificates shall be issued until a former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors prescribes.
6.2Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.
6.3Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more Transfer Agents and one or more Registrars for the shares of the corporation, with such powers and duties as the Board of Directors determines by resolution. The signature of officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a Transfer Agent or by a Registrar other than the corporation itself or an employee of the corporation.
6.4Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

6.5Fractional Shares. The corporation shall not issue certificates for fractional shares.
ARTICLE VII CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS
7.1Contracts. The Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
7.2Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name less authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
7.3Checks, Drafts, etc. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers and agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
ARTICLE VIII EXCLUSIVE FORUM
Unless the corporation expressly consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the Oregon Business Corporation Act or the Articles of Incorporation or these Bylaws (as either may be amended or restated from time to time), or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine shall be a state court located within the State of Oregon (or, if no state court located within the State of Oregon has jurisdiction, any federal district court for the District of Oregon).
ARTICLE IX MISCELLANEOUS PROVISIONS
9.1    Seal. If the Board of Directors adopts a corporate seal, the seal of the corporation shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words “Corporate Seal.
9.2    Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect of invalidate any other provision of these Bylaws.
ARTICLE X AMENDMENTS
These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors or the shareholders of the corporation.
Adopted: September 15, 2014